Exhibit 10.12

FOURTH AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

THIS FOURTH AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (this “Amendment”) is made and entered into effective as of January 16, 2024 (the “Effective Date”), by and between NV INTERCHANGE INDUSTRIAL CENTER LLC, a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”).

R E C I T A L S

A. Landlord’s predecessor-in-interest, CRPF IV Centennial, LLC, and Tenant entered into that certain Multi-Tenant Commercial/Industrial Lease dated December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021, that certain Second Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) dated December 20, 2021, and that certain Third Amendment to Multi-Tenant Commercial/Industrial Lease dated May 2, 2023 (collectively, the “Lease”), pursuant to which Tenant has leased from Landlord certain premises containing approximately 174,250 rentable square feet of space consisting of the entire commercial building known as Building 1 (the “Building 1 Premises”) and located at 5345 East North Belt Road, North Las Vegas, NV 89115, together with certain premises known as Suite 100 containing approximately 114,613 rentable square feet of space and located at 5445 East North Belt Road, North Las Vegas, NV 89115 (the “Building 2 Premises”) (collectively, the “Premises”).

B. Tenant wishes to install certain improvements in the Building 1 Premises, and the parties wish to further amend the Lease, subject to the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants contained in this Amendment and the Lease, Landlord and Tenant hereby agree as follows:

1. Tenant Improvements. Tenant wishes to install certain improvements in the Building 1 Premises, including the installation of certain pits and cranes, as more particularly described and/or depicted on Exhibit A attached hereto (the “Tenant Improvements”). Landlord hereby approves the construction of the Tenant Improvements by Tenant at Tenant’s sole cost and expense, subject to the terms and conditions contained herein, and the terms and conditions of the Lease, including, without limitation, Article 13 of the Original Lease, it being agreed that the Tenant Improvement shall constitute Alterations pursuant to the Original Lease. Notwithstanding the foregoing, Tenant shall be required to remove the Tenant Improvements from the Premises and restore the same to the condition existing before such installation on or before the expiration or earlier termination of the Lease, and repair any damage to the Premises caused by such removal and restoration. If Tenant fails to comply with its removal and restoration obligations with respect to the Tenant Improvements, Landlord may perform such obligations on behalf of Tenant and at Landlord’s option, Tenant shall either reimburse Landlord for the cost of the same, or Landlord shall be entitled to deduct such costs from the Security Deposit (as defined in Section 2 below).

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2. Security Deposit. Landlord acknowledges that it currently holds a cash security deposit from Tenant with respect to the Building 1 Premises in the amount of $525,000.00 (the “Existing Security Deposit”), as well as an Expansion Premises Letter of Credit with respect to the Building 2 Premises. In connection with Landlord’s consent to the Tenant Improvements, Tenant shall be required to deliver an additional cash security deposit to Landlord prior to commencement of construction of the Tenant Improvements in the amount of $258,450.00 (the “Additional Security Deposit” and together with the Existing Security Deposit, the “Security Deposit”), which Security Deposit shall continue to be held, applied and/or returned in accordance with the provisions contained in the Lease. Notwithstanding the foregoing, the provisions in Section 6.2 of the Original Lease relating to various reductions in the Existing Security Deposit shall continue to apply to the Existing Security Deposit only, but in no event shall Section 6.2 of the Original Lease apply to the Additional Security Deposit and such Additional Security Deposit shall not be subject to any reduction.

3. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not engaged or dealt with any broker, finder, or agent in connection with the negotiation and/or execution of this Amendment, and Tenant and Landlord agrees to indemnify and save the other party harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent, whether or not meritorious, employed or engaged or claiming employment or engagement by, through, or under Tenant or Landlord, as applicable.

4. Status of Lease Obligations. Tenant acknowledges and certifies that as of the Effective Date of this Amendment, Landlord has performed all covenants and obligations on the part of Landlord to be performed under the Lease and that Tenant has no claims or right of offset against Landlord. Landlord acknowledges and certifies that as of the Effective Date of this Amendment, to Landlord’s actual knowledge, Tenant has performed all covenants and obligations on the part of Tenant to be performed under the Lease and that Landlord has no claims or right of offset against Tenant.

5. Full Force and Effect. Except as expressly modified herein, all of the terms and provisions of the Lease shall remain in full force and effect and binding upon the parties thereto, and Tenant hereby ratifies and confirms the Lease as modified herein. All references in the Lease to “this Lease” shall be deemed to refer to the Lease as amended by this Amendment.

6. Legal Fees. In the event either party brings an action or files a suit to enforce or interpret this Amendment or any provisions contained herein, the party substantially prevailing in such action shall recover from the non-prevailing party, in addition to all other remedies or damages, reasonable legal fees and court costs incurred by such substantially prevailing party in such action or suit.

7. Capitalized Terms. Capitalized terms used herein that also appear in the Lease shall have the same meaning as in the Lease unless otherwise defined herein.

8. Conflicts. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall control.

9. No Option. The submission of an unsigned copy of this Amendment to Tenant shall not constitute an offer or option with respect to the matters contained herein. This Amendment shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

10. Time. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations under this Amendment.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signature page follows]

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SIGNATURE PAGE FOR

FOURTH AMENDMENT TO MULTI-TENANT

COMMERCIAL/INDUSTRIAL LEASE (NNN)

BETWEEN

NV INTERCHANGE INDUSTRIAL CENTER LLC

AND

BOXABLE INC.

The parties have executed this Fourth Amendment to Multi-Tenant Commercial/Industrial Lease (NNN) as of the Effective Date, the execution and delivery thereof having been duly authorized.

LANDLORD:

NV INTERCHANGE INDUSTRIAL CENTER LLC,
a Delaware limited liability company

By:	/s/ Adam Barbour
Name:	Adam Barbour
Title:	Director

TENANT:

BOXABL INC.,
a Nevada corporation

By:	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	CEO

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